EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Celgene Corporation:

We consent to the incorporation by reference in the registration statement (Nos. 333-70083, 33-21462, 33-38296, 33-62510, 333-91977, 333-39716 and 333-65908) on
Form S-8 and (Nos. 333-02517, 333-32115, 333-38861, 333-52963, 333-87197,
333-93759, 333-94915 and 333-75636) on Form S-3 of Celgene Corporation of our report dated January 30, 2002, which report is based in part on a report of other auditors, with respect to the consolidated balance sheets of Celgene Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule, which report appears in the December 31, 2001, annual report on Form 10-K of Celgene Corporation.


                                            /s/ KPMG LLP
                                            ------------------------------------


Short Hills, New Jersey
March 27, 2002